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                                                                    EXHIBIT 10.8

                      ORTHODONTIC CENTERS OF AMERICA, INC.

                            PARTICIPATION AGREEMENT




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                                                                    EXHIBIT 10.8


                      ORTHODONTIC CENTERS OF AMERICA, INC.

                             PARTICIPATION AGREEMENT


         This Participation Agreement ("Agreement") is made and entered into as of ______________, 2001, by and between Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), and _______________________, an individual residing in the State of ______________ (the "Participant").

                                    RECITALS:

         WHEREAS, OCA adopted the Programs (as defined below) through resolutions adopted by OCA's Board of Directors; and

         WHEREAS, the Participant desires to participate in the Programs, subject to the terms and conditions therein and herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this agreement, the parties agree as follows:

                                   AGREEMENT:

1. Election to Participate. The Participant hereby elects to participate in (i) the Orthodontic Centers of America, Inc. Stock Pool Program, (ii) the Orthodontic Centers of America, Inc. Target Stock Program, (iii) the Orthodontic Centers of America, Inc. OrthAlliance Stockholder Bonus Program, (iv) the Orthodontic Centers of America, Inc. High Participation Bonus Program, (v) the Orthodontic Centers of America, Inc. OrthAlliance Stockholder Value Program,
(vi) the Orthodontic Centers of America, Inc. Conversion Incentive Program, and
(vii) the Orthodontic Centers of America, Inc. Doctors Trust Program (collectively, the "Programs"), in accordance with and subject to all of the terms, conditions and provisions of each such Program and this Agreement, as such may be amended from time to time. OCA hereby permits the Participant to participate in the Programs (subject to the Participant's fulfillment and compliance with all of the criteria for participation specified in each such Program), as and to the extent provided in each such Program and on the terms, conditions and provisions specified therein and herein, as such may be amended from time to time.

2. Qualification to Participate. The Participant represents and warrants to OCA that the Participant has, along with his or her respective OrthAlliance Affiliated PC (as defined in the Programs), executed and delivered to OrthAlliance their respective (i) Amendments (as defined in the Programs) and/or
(ii) OCA Business Services Agreement (as defined in the Programs), as applicable, on the date(s) specified on Schedule 1 hereto. The Participant further represents and warrants to OCA that he or she is an OrthAlliance Affiliated Practitioner (as defined in the Programs). The Participant also represents and warrants to OCA that the execution, delivery and performance of this Agreement by the Participant has been duly authorized by all necessary laws, resolutions and corporate action, and that this Agreement constitutes the valid and enforceable obligations of the Participant in accordance with its terms.




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3. Program Document Controls. The Participant acknowledges and agrees that his or her participation in the Programs, and any and all awards, grants, shares or rights granted or awarded to the Participant under any of the Programs, will be governed by and subject to all of the terms, conditions, and provisions of this Agreement and the relevant Program, as such exist on the date of this Agreement and as such may be amended from time to time hereafter. A copy of each of the Programs, as it exists on the date hereof, has been and/or is being provided or made available to the Participant, and the Participant hereby acknowledges the receipt thereof. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Programs, the terms of such Program, as such may be amended, shall control, except as expressly stated otherwise therein.

4. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or a delivery service that is approved by OCA. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed to the person who is to receive it at the address identified in this Section. OCA or the Participant may change, by written notice to the other, the address specified for receiving notices. Notices to OCA shall be addressed as follows:

                                    Orthodontic Centers of America, Inc.
                                    3850 N. Causeway Boulevard
                                    Suite 1040
                                    Metairie, Louisiana  70002
                                    Attention: Bartholomew F. Palmisano, Jr.

Notices to the Participant shall be hand delivered to the Participant on the premises of OCA or its subsidiaries, or addressed to the latest address shown on the records of OCA.

5. Information Confidential. As partial consideration for the Participant's participation in the Programs, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Programs; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

6. No Assignment. The Participant may not assign or transfer this Agreement, any of his or her rights hereunder, his or her participation in any of the Programs nor, except as provided in the Programs, any of his or her rights, benefits or awards under any of the Programs.

7. Miscellaneous. This Agreement shall be construed and interpreted according to the laws of the State of Louisiana, without regard to the principles of conflicts of law thereof. This Agreement (together with the Programs) contains the entire and only agreement between the parties respecting the subject matter hereof. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of OCA. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be deemed an original effective for binding the parties hereto, but all of which shall together constitute one and the same instrument.



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         IN WITNESS WHEREOF, OCA has caused this Agreement to be executed and the Participant has set his hand hereto on the day and year first written above.



                                            ORTHODONTIC CENTERS OF AMERICA, INC.



                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            "PARTICIPANT"



                                            ------------------------------------
                                            Name:




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